Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Granite Ridge Resources, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

CALCULATION OF REGISTRATION FEE

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Being Registered(1)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Fee Calculation Rule	172,638,393(2)	9.86 (5)	$1,702,214,554.98	0.0000927	157,795.29

Fees to Be Paid	Equity	Warrants to purchase new Common Stock	Fee Calculation Rule	10,350,000 (3)	0.13 (6)	$1,345,500	0.0000927	124.73

Fees to Be Paid	Equity	Common Stock issuable upon exercise of warrants	Fee Calculation Rule	10,350,000(4)	11.50 (7)	—(8)	—	—

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					1,703,560,054.98		157,920.02

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							157,920.02

(1)

All securities being registered will be issued by Granite Ridge Resources, Inc., a Delaware corporation (“Parent”). In connection with the business combination described in this registration statement and the enclosed proxy statement/prospectus (the “Business Combination”), Executive Network Partnering Corporation, a Delaware corporation (“ENPC”) will enter into a business combination agreement by and among ENPC, Parent, ENPC Merger Sub, Inc., a Delaware corporation (“ENPC Merger Sub”), GREP Merger Sub, LLC, a Delaware limited liability company (“GREP Merger Sub” and, together with ENPC Merger Sub, the “Merger Subs”), and GREP Holdings, LLC, a Delaware limited liability company (“GREP”), which provides, among other things, that (i) ENPC Merger Sub will merge with and into ENPC (the “ENPC Merger”), with ENPC surviving the ENPC Merger as a wholly-owned subsidiary of Parent and (ii) GREP Merger Sub will merge with and into GREP (the “GREP Merger,” and together with the ENPC Merger, the “Mergers”), with GREP surviving the GREP Merger as a wholly-owned subsidiary of Parent. Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)

The number of shares of Common Stock of Granite Ridge Resources, Inc. being registered consists of (i) 41,400,000 shares of Class A common stock that were previously issued in connection with the Initial Public Offering of ENPC and will automatically convert pursuant to the Business Combination Agreement, into 41,400,000 shares of Parent Common Stock and remain outstanding following the Business Combination, (ii) 130,000,000 Parent Common Stock that will issued to the holders of GREP pursuant to the Business Combination, and (iii) 495,357 shares of ENPC Class F common stock (as defined herein) shall be converted into 1,238,393 shares of Parent Common Stock (of which 371,518 shares of Parent shall be subject to the vesting and forfeiture provisions set forth in the Sponsor Agreement).

(3)	The number of warrants to acquire shares of ENPC Class A Common Stock being registered represents 10,350,000 public warrants.

(4)

Consists of Parent Common Stock issuable upon exercise of Parent warrants. Each Parent warrant will entitle the warrant holder to purchase one share of Parent Common Stock at a price of $11.50 per share (subject to adjustment).

(5)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the ENPC Class A common stock on the Nasdaq Capital Market on May 11, 2022 ($9.86 per share), in accordance with Rule 457(f)(1) of the Securities Act.

(6)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the ENPC Public Warrants on the Nasdaq Capital Market on May 11, 2022 ($0.13per warrant), in accordance with Rule 457(f)(1) of the Securities Act.

(7)	Represents the exercise price of the Parent Warrants.

(8)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.